As filed with the Securities and Exchange Commission on August 10, 2005
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                    SYMS CORP
               (Exact name of issuer as specified in its charter)

                New Jersey                             22-2465228
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)                Identification No.)

      Syms Way, Secaucus, New Jersey                      07094
 (Address of Principal Executive Offices)               (Zip Code)

                        Syms Corp 2005 Stock Option Plan
                            (Full title of the plan)

                                   Marcy Syms
                      Chief Executive Officer and President
                                    Syms Corp
                                    Syms Way
                           Secaucus, New Jersey 07094
                                 (201) 902-9600
            (Name, address and telephone number of agent for service)
                                   Copies to:
                             Michael N. Rosen, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 541-2000


                                    CALCULATION OF REGISTRATION FEE
============================================================================================================

   Title of Each                           Proposed Maximum        Proposed Maximum
Class of Securities      Amount to be       Offering Price        Aggregate Offering          Amount of
  to be Registered        Registered          Per Share(1)            Price(1)             Registration Fee
------------------------------------------------------------------------------------------------------------

Common Stock, par         850,000 (2)       $14.775                $12,558,750              $1,480
value $0.05 per share
============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on August 8, 2005, as reported on the New York Stock Exchange.
(2) The shares covered by this Registration Statement represent the common stock issuable to participants under the Registrant's 2005 Stock Option Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Syms Corp, a New Jersey corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference and made a part hereof:

     1. Annual Report on Form 10-K for the fiscal year ended February 26, 2005, filed with the Commission on May 23, 2005.

     2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 26, 2005.

     3. The description of the Company's common stock, contained in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article Seven of the Company's Certificate of Incorporation and Article Ten of the Company's By-Laws each require the Company to indemnify, to the fullest extent permitted by Section 14A: 3-5 of the Business Corporation Act of New Jersey, as the same may be amended or supplemented, any and all person whom it shall have power to indemnify under such Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Section.

     Section 14A: 3-5 of the Business Corporation Act of New Jersey permits a corporation to indemnify all corporate agents, defined to include (among other persons) current and former officers and directors of the indemnifying corporation, against proceedings by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to proceedings other than those in the right of the corporation, which are criminal in nature, such right to indemnify is further conditioned on such corporate agent's having had no reasonable belief that his conduct was unlawful.

     Each of the directors has entered into an agreement with the Company that provides that the Company will indemnify such director to the fullest extent permitted by the Business Corporation Act of New Jersey. The Company maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1   Specimen Certificate of Common Stock*

5.1 Opinion of Wolff & Samson PC, New Jersey counsel to the Company, as to the legality of the Common Stock being registered.

23.1  Consent of BDO Seidman, LLP

23.2  Consent of Deloitte & Touche LLP

23.3  Consent of Wolff & Samson PC (included as part of Exhibit 5.1).

24.1  Power of Attorney (included on signature page).

--------------------------------------------------------------------------------
*Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 2-85554) filed with the Securities and Exchange Commission on August 2, 1983 and declared effective September 23, 1983.

Item 9.  Undertakings.

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on the 10th day of August 2005.

                                      SYMS CORP


                                      By: /s/ Marcy Syms
                                          -------------------------------------
                                          Marcy Syms
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sy Syms and Marcy Syms, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                         Date
          ----                           -----                         ----

/s/ Sy Syms                 Chairman of the Board                August 10, 2005
-----------------------     and Director (Principal
Sy Syms                     Executive Officer)

/s/ Marcy Syms              Chief Executive Officer,             August 10, 2005
-----------------------     President and Director
Marcy Syms                  (Principal Executive Officer)

/s/ Antone F. Moreira       Vice President, Chief                August 10, 2005
-----------------------     Financial Officers, Assistant
Antone F. Moreira           Secretary and Director (Principal
                            Financial Officer and Accounting
                            Officer)

/s/ Harvey A. Weinberg      Director                             August 10, 2005
-----------------------
Harvey A. Weinberg

/s/ Amber M. Brookman       Director                             August 10, 2005
-----------------------
Amber M. Brookman

/s/ Wilbur L. Ross, Jr.     Director                             August 10, 2005
-----------------------
Wilbur L. Ross, Jr.

                                  EXHIBIT INDEX

No.       Document
---       --------

4.1       Specimen Certificate of Common Stock*

5.1 Opinion of Wolff & Samson PC, New Jersey counsel to the Company, as to the legality of the Common Stock being registered.

23.1      Consent of BDO Seidman, LLP

23.2      Consent of Deloitte & Touche LLP

23.3      Consent of Wolff & Samson PC (included as part of Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

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*Incorporated by reference to the Company's Registration Statement on Form S-1
(Registration No. 2-85554) filed with the Securities and Exchange Commission on August 2, 1983 and declared effective September 23, 1983.